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EXHIBIT (e)(2)

              FORM OF AMENDED SCHEDULE A TO DISTRIBUTION AGREEMENT

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                                                                  Exhibit (e)(2)

                           Form of Amended Schedule A
                          to the Distribution Agreement
                     between American Performance Funds and
                     BISYS Fund Services Limited Partnership
              (formerly, the Winsbury Company Limited Partnership)
                              dated October 1, 199

Name of Fund

American Performance U.S. Treasury Fund
American Performance Cash Management Fund
American Performance Bond Fund
American Performance Intermediate Bond Fund
American Performance Intermediate Tax-Free Bond Fund
American Performance Equity Fund
American Performance Short-Term Bond Fund
American Performance Balanced Fund
American Performance Growth Equity Fund
American Performance Small Cap Equity
American Performance Institutional U.S. Treasury Fund
American Performance Institutional Cash Management Fund
American Performance Institutional Tax-Free Money Market Fund

                                                  American Performance Funds

                                                  By: ______________________

                                                  Title: ___________________

                                                  Date: ____________________

                                                  BISYS Fund Services Limited
                                                  Partnership

                                                  By: BISYS Fund Services, Inc.,
                                                                 General Partner

                                                  By: ______________________

                                                  Title: ___________________

                                                  Date: ____________________